Exhibit 99.1


     Dynacq Healthcare, Inc. - Hurricanes Katrina and Rita

    HOUSTON--(BUSINESS WIRE)--Sept. 27, 2005--Dynacq Healthcare, Inc. (Nasdaq Capital Markets: DYII - News; "Dynacq") announced today that none of its facilities in Texas or Louisiana were adversely affected by either Hurricane Katrina or Hurricane Rita. Dynacq's Pasadena Facility and West Houston Facility were closed from Thursday through Sunday, but reopened on Monday, September 26, 2005, having less than $10,000 in damage as a result of Hurricane Rita. Dynacq's Baton Rouge Facility in Louisiana had no damage from either hurricane but experienced minor telephone disruption during Hurricane Katrina. The Garland Facility had no damage and has been in continuous operations throughout both Hurricanes Katrina and Rita.
    Dynacq Healthcare, Inc. (www.dynacq.com) is a holding company. Its subsidiaries provide surgical healthcare services and related ancillary services through hospital facilities and outpatient surgical centers.
    Certain statements included in this press release, which are not historical facts, are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties, including those described in our public filings with the United States Securities and Exchange Commission; also including, but not limited to, changes in interest rates, competitive pressures, changes in customer mix, changes in third party reimbursement rates financial stability of major customers, changes in government regulation or the interpretation of these regulations, changes in supplier relationships, growth opportunities, cost savings, revenue enhancements, synergies and other benefits anticipated from acquisition transactions, difficulties relative to integrating acquired businesses, the accounting and tax treatment of acquisitions and asserted and unasserted claims, which could cause actual results to differ from those in the forward-looking statements. The forward-looking statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially, depending on a variety of important factors. You are cautioned not to place undue reliance on these forward-looking statement that speak only as of the date herein.


    CONTACT: Dynacq Healthcare, Inc., Houston
             Holly Hubenak, 713-378-2000